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                                                                     Exhibit 3.3


                            CERTIFICATE OF FORMATION

                                       OF

                           FLEET HOME EQUITY LOAN, LLC


         This Certificate of Formation of Fleet Home Equity Loan, LLC (the "LLC"), dated April 27, 2001, has been duly executed and is being filed by Jeffrey Lipson, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et
                                                    ------                 --
seq.).
----


         FIRST. The name of the limited liability company formed hereby is Fleet Home Equity Loan, LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                     /s/ Jeffrey Lipson
                                     ---------------------------
                                     Name: Jeffrey Lipson
                                     Authorized Person